SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[   ]     Preliminary Proxy Statement
[   ]     Confidential,  for  use  of  the  Commission  only  (as
          permitted by Rule 14a-6(e)(2))
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to ?? 240.14a-12

                 MEDITECH PHARMACEUTICALS, INC.
     (Name of Small Business Issuer As Specified in Charter)


           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ X ]     No fee required.
[   ]     Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4) and 0-11.

          1) Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

[   ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided
          by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          -------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          -------------------------------------------------------

     3)   Filing Party:

          -------------------------------------------------------

     4)   Date Filed:

          -------------------------------------------------------

                  MEDITECH PHARMACEUTICALS, INC.



                       November 22, 2004

Dear Stockholder:

     A special meeting of stockholders of Meditech
Pharmaceuticals, Inc. ("Meditech") will be held on December 30,
2004 at 10:00 a.m. local time, at Scottsdale Ranch Community
Center, 10585 North 100th Street, Scottsdale, Arizona 85258. You are cordially invited to attend.

     The Notice of Special Meeting of Stockholders and a Proxy
Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     It is important that you use this opportunity to take part in the affairs of Meditech by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matter before our stockholders is important.

     The board of directors and management look forward to seeing you at the special meeting.


                                   Very truly yours,

                                   Gerald N. Kern

                                   Chairman of the Board,
                                   Chief Executive Officer

                 MEDITECH PHARMACEUTICALS, INC.
                10105 E. Via Linda, #103, PMB-382
                      Scottsdale, AZ 85258
                         (480) 614-2874

            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                  To Be Held December 30, 2004

Dear Stockholders of Meditech Pharmaceuticals, Inc.:

     You are cordially invited to attend the special meeting of stockholders of Meditech Pharmaceuticals, Inc. ("Meditech") to be held at 10:00 a.m., local time on December 30, 2004, at Scottsdale Ranch Community Center, 10585 North 100th Street, Scottsdale, Arizona 85258, to consider and vote upon a proposal to effect a 1 for 1,000 reverse split of Meditech's outstanding common stock. Meditech's board of directors unanimously approved the proposal on October 22, 2004 and recommended that it be submitted for stockholder approval.

     Only stockholders of record at the close of business on October 31, 2004 can vote at the meeting.

     You are cordially invited to attend the special meeting in person. Even if you plan to attend the meeting, you are still requested to sign, date and return the accompanying proxy in the enclosed addressed envelope. If you attend, you may vote in person if you wish, even though you have sent your proxy.

                                   By Order of the Board of
                                     Directors

                                   Gerald N. Kern

                                   Chairman of the Board, Chief
                                   Executive Officer

November 22, 2004

                 MEDITECH PHARMACEUTICALS, INC.
                10105 E. Via Linda, #103, PMB-382
                      Scottsdale, AZ 85258
                         (480) 614-2874

                         PROXY STATEMENT
                               FOR
                 SPECIAL MEETING OF STOCKHOLDERS
                  To Be Held December 30, 2004

     Meditech Pharmaceuticals, Inc. is sending this Proxy Statement and the accompanying proxy card to the holders of common stock of Meditech in connection with a solicitation of proxies by the board of directors of Meditech from such stockholders for use at the special meeting of stockholders of Meditech referenced above. We are mailing this proxy statement and the enclosed form of proxy beginning on or about November 22, 2004.

                  VOTING AND PROXY INFORMATION

Who May Vote
------------

     Holders of record of common stock at the close of business on October 31, 2004 are entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, there were outstanding 352,175,487 shares of common stock, the only outstanding securities of Meditech entitled to vote at the special meeting. The common stock is held by approximately 3,028 stockholders of record.

Required Votes
--------------

     Each stockholder is entitled to one vote per share on all matters properly brought before the stockholders at the special meeting. Such votes may be cast in person or by proxy. Abstentions may be specified as to the approval of the proposal and will have the effect of a vote against the proposal. Under the rules that govern brokers who have authority to vote on certain matters on behalf of the beneficial owners of stock but who have not received instructions from such beneficial owners, such brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Non-routine matters include the adoption of reverse stock splits.

     The proposal to effect a 1 for 1,000 reverse stock split requires the affirmative vote of a majority of the voting power entitled to vote thereon.

How to Vote
-----------

     Votes may be cast in person at the special meeting or by proxy using the enclosed proxy card. A facsimile of the proxy will be accepted. All shares of common stock that are represented at the special meeting by properly executed proxies received by Meditech prior to or at the special meeting and not revoked will be voted at the special meeting in accordance with the instructions indicated in such proxies. Unless instructions to the contrary are specified in the proxy, each such proxy will be voted FOR the proposal.

Proxies Can Be Revoked
----------------------

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of Meditech, before the vote is taken at the special meeting, a written notice of revocation bearing a date later than the date of the proxy, duly executing and delivering a subsequent proxy relating to the same shares, or attending the special meeting and voting in person (although attendance at the special meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation should be sent to: Corporate Secretary, Meditech Pharmaceuticals, Inc., 10105 E. Via Linda, #103, PMB-382, Scottsdale, AZ 85258.

Expenses of Solicitation
------------------------

     We will bear the expense of this solicitation, including the reasonable costs incurred by custodians, nominees, fiduciaries and other agents in forwarding the proxy material to you. We will also reimburse brokerage firms and other custodians and nominees for their expenses in distributing proxy material to you. In addition to the solicitation made by this proxy statement, certain directors, officers and employees of Meditech may solicit proxies by telephone and personal contact.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

     The following table sets forth, as of November 1, 2004, the stock ownership of each officer and director of Meditech, of all our officers and directors as a group, and of each person known by us to be a beneficial owner of five percent or more of our common stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power over such shares. Unless otherwise indicated, the address of each named beneficial owner is the same as that of our principal executive offices located at 10105 E. Via Linda, No. 103, Scottsdale, Arizona 85258.

    Name and Address         Amount and Nature       Percentage
of Beneficial Owner (1)   of Beneficial Ownership     of Class
------------------------  -----------------------   ------------

Gerald N. Kern                238,816,794 (2)          63.2%

Petro-Med, Inc.               206,756,794              58.7%

Steven I. Kern                 24,905,000 (3)           6.6%

Cynthia S. Kern                 3,455,000 (4)           1.0%

Lester Goldstein                1,490,000 (5)            *

Harry Hall                      1,100,000 (6)            *

All directors & officers       269,766,794             66.8%
as a group (5 persons)


     * Less than 1%.

     (1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group.

     (2) Mr. Kern is the Chairman of the board and chief executive officer of Petro-Med, Inc. and may be deemed the beneficial owner of the 206,756,794 shares owned by Petro-Med, Inc. Includes 25,550,000 shares issuable upon exercise of outstanding stock options. Does not include an aggregate of 25,210,000 shares of our common stock beneficially owned by Mr. Kern's spouse and adult children. Mr. Kern disclaims beneficial ownership of the shares held by such persons. In October 2004, Petro-Med exchanged $3,610,000 principal amount of outstanding advances to Meditech for 180,500,000 shares of Meditech common stock (an exchange rate of $0.02 per share).

     (3) Includes 24,550,000 shares issuable upon exercise of outstanding stock options.

     (4) Includes 1,100,000 shares issuable upon exercise of outstanding stock options. Does not include an aggregate of 7,260,000 shares of common stock held by Ms. Kern's spouse and adult children. Ms. Kern disclaims beneficial ownership of the shares held by such persons.

     (5) Includes 950,000 shares issuable upon exercise of outstanding stock purchase warrants and options.

     (6) Includes 750,000 shares issuable upon exercise of outstanding stock purchase warrants and options.

     The directors of Petro-Med are Gerald N. Kern, Harry Hall and Jerry Tennant. Gerald N. Kern is the Chairman, President and
Chief Executive Officer of Petro-Med.

     Petro-Med may be deemed a parent or promoter of Meditech under the Securities Act. Gerald N. Kern may be deemed a parent of Petro-Med and therefore a parent of Meditech under the Securities Act.

     The following table sets forth, as of May 31, 2004, the shares of common stock of Petro-Med owned of record and beneficially by certain officers and directors of Meditech and by all such officers and directors of Meditech as a group.

                                                 Percentage of
         Name               Shares Owned             Class
----------------------- --------------------   ------------------

Gerald N. Kern             3,613,840 (1)            15.85%

Lester F. Goldstein          8,000                   0.4%

All directors and          3,621,840                15.89%
officers as a
group (4 persons)


     (1) 2,087,270 shares are owned by FSL Cosmetics, Ltd., of which Gerald N. Kern is the sole shareholder. Cynthia S. Kern, as the wife of Gerald N. Kern, may be deemed, as a result of community property laws, to be a beneficial owner of 50% of the shares owned by Mr. Kern.

     Except for Gerald N. Kern, the above table does not include those persons who beneficially own more than 5% of Petro-Med's outstanding common stock, which persons are Sergei Givotovsky who owns 1,683,640 shares, and Lakestone Acceptance Corp., who owns 1,370,000 shares or approximately 7.4% and 6% respectively.

                            PROPOSAL
      APPROVAL OF A REVERSE SPLIT OF MEDITECH COMMON STOCK

     Meditech's board has adopted resolutions proposing to effect a reverse stock split pursuant to which the outstanding shares of Meditech common stock will be combined and reconstituted as a smaller number of shares of common stock by a ratio of 1 for 1,000.

     PURPOSE OF THE REVERSE STOCK SPLIT

     The purpose of the reverse stock split is to increase the market price per share of our common stock. The board of directors believes that by decreasing the number of shares outstanding we will have an increased stock price. Our management believes that the low per share market price of our common stock impairs the acceptability of the stock by the financial community and the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or our reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Our management also believes that a low share price reduces the effective marketability of our shares because of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Certain institutional investors have internal policies preventing the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of a low-price stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock.

     Our board of directors is hopeful that the decrease in the number of shares of our outstanding common stock as a consequence of the reverse stock split will result in an anticipated increased price level, which will encourage interest in our common stock and possibly promote greater liquidity for our stockholders. In addition, although it may be anticipated that the increase in the price level of our common stock as a result of the reverse stock split will be proportionately less than the decrease in the number of shares outstanding, the reverse stock split could result in a price level for the shares that will overcome the reluctance, policies and practices referred to above and diminish the adverse impact of trading commissions on the market for the shares. However, there can be no assurance that the foregoing effects will occur, or that the share price level of the common stock immediately after the reverse stock split will be maintained for any period of time. Meditech has no present plans or commitments to issue any of the additional shares of Meditech stock that will be available for issuance upon effectiveness of the reverse stock split.

     EFFECTIVENESS OF THE REVERSE STOCK SPLIT

     If this proposal is approved by the stockholders, the reverse stock split will become effective immediately. At that time, all of the shares of the old common stock will be converted into shares of the new common stock as set forth below. As permitted by Nevada law, there will be no change in the par value of the shares or the number of authorized shares.

     METHOD OF CONVERTING SHARES

     As soon as practicable after the effective time, we will notify the stockholders through a transmittal letter of the opportunity to surrender to Meditech their certificates representing old common stock in exchange for certificates representing new common stock in accordance with the procedures to be set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to Meditech. Stockholders must retain possession of their shares until receiving such transmittal letter and should not send them in with their proxies.

     CERTIFICATES AND FRACTIONAL SHARES

     Beginning with the effective date, each old certificate, until exchanged in the normal course of business as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.

     No fractional shares will be issued. Any fractional shares created as a result of the reverse stock split will be rounded up to the nearest whole share; however, stockholders who would receive less than one share as a result of the reverse stock split will be entitled, upon surrender of certificate(s) representing their shares, to a cash payment of $0.02 in lieu thereof. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein. Notwithstanding the fact that the reverse stock split is expected to reduce the total number of record holders of common stock by 529 stockholders, the purpose of the proposed stock split is not to reduce the number of record holders. The reverse stock split is not part of a contemplated "going private" transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended, although such transactions are typically effected by reverse stock splits. This is because in order for Meditech to go private it would require the cessation of its reporting requirements under such act by reason of having less than 300 stockholders. Meditech will still have approximately 2499 stockholders after the reverse stock split takes effect and thus will continue to be subject to the periodic reporting requirements of such act.

     NO DISSENTERS' RIGHTS

     Under Nevada Law, Meditech's stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and Meditech will not independently provide stockholders with any such right.

     EFFECTS OF THE REVERSE STOCK SPLIT

     The principal effect of the reserve stock split will be to decrease the number of shares of common stock outstanding from 352,175,487 to approximately 352,175 before giving effect to the rounding of fractional shares referred to above. In addition, the board of directors will take appropriate action to proportionately adjust the number of shares of common stock issuable upon exercise of outstanding warrants, options, other convertible securities and other contingent share issuances, and to adjust the related exercise price, to reflect the reverse stock split. As a result, following the effective date of the reverse stock split, the number of common shares issuable upon the exercise of outstanding warrants, options, other convertible securities and contingent share issuances will be reduced from 57,890,000 to approximately 57,890 shares.

     The shares of new common stock will be fully paid and nonassessable. The relative voting and other rights of holders of the new common stock will not be altered by the reverse stock split. Meditech does not anticipate that the reverse stock split will result in the reduction of more than 529 stockholders, which reduction does not materially affect Meditech's reporting status under the Securities Exchange Act of 1934, as amended.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following description of the material United States federal income tax consequences of the reverse stock split is based on the United States Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. Meditech will not request an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., tax-exempt organizations, non-resident aliens, mutual funds, regulated investment companies, broker/dealers or insurance companies). This summary does not discuss the state, local and foreign (non-United States) tax consequences of the reverse stock split, which may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR CONSEQUENCES TO THEM.

     In general, the United States federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old common stock. We believe that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the reverse stock split will likely have the following United States federal income tax effects: A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of common stock will equal the stockholder's basis in its old common stock. A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be required to recognize a taxable gain or dividend income, depending on that stockholder's particular facts and circumstances. Generally, a stockholder receiving such a payment will recognize a taxable gain or dividend income in an amount equal to the lesser of (i) the amount of the cash payment received by the stockholder, or (ii) the excess of (A) the aggregate fair market value of the reduced number of shares of common stock received, plus the amount of the cash payment received, over (B) the stockholder's basis in all of the stockholder's old common stock. In the aggregate, such a stockholder's basis in the reduced number of shares of common stock will equal the stockholder's basis in its old common stock, and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.

     Meditech will not recognize any gain or loss as a result of the reverse stock split.

     VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     Approval of the proposal requires the affirmative vote of a majority of the votes represented by the outstanding shares of Meditech common stock. The total number of votes eligible to be cast with respect to this proposal as of the record date is 352,175,487. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
APPROVAL OF A 1 FOR 1,000 REVERSE SPLIT OF THE OUTSTANDING SHARES
OF MEDITECH COMMON STOCK.

                          OTHER MATTERS

     The board of directors does not intend to bring any other matters before the special meeting and has not been informed that any other matters are to be presented to the special meeting by others. In the event that other matters properly come before the special meeting or any adjournments thereof it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

                     DEADLINE FOR SUBMISSION
                  OF PROPOSALS TO BE PRESENTED
           AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

     Any stockholder who intends to present a proposal at the 2005 annual meeting of stockholders must file such proposal with Meditech by April 15, 2005 for possible inclusion in Meditech's proxy statement and form of proxy relating to the meeting.

                              By Order of the Board of Directors


                              Gerald N. Kern, Chairman of the
                              Board, Chief Executive Officer

                 Meditech Pharmaceuticals, Inc.

   This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby acknowledges receipt of the notice of special meeting of stockholders of Meditech Pharmaceuticals, Inc., to be held at Scottsdale Ranch Community Center, 10585 North 100th Street, Scottsdale, Arizona 85258, beginning at 10:00 a.m., and the proxy statement in connection therewith and appoints Gerald N. Kern, the undersigned's proxy with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of Meditech standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

     The undersigned directs that the undersigned's proxy be voted as follows:

1.   APPROVAL OF THE PROPOSAL TO EFFECT A REVERSE SPLIT OF
     MEDITECH COMMON STOCK

     Proposal to effect a one-for-one thousand reverse split of Meditech common stock.

              [  ] FOR  [  ] AGAINST   [  ] ABSTAIN

2.   IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH
     MAY PROPERLY COME BEFORE THE MEETING.

     This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the proposal set forth in Item 1.

     The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of Meditech and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

     If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

                    [Signature Page Follows]

     Please date, sign and mail this proxy in the enclosed envelope. No postage is required.

                              Date ________________ ____, 2004



                              ________________________________
                              Signature of Stockholder




                              ________________________________
                              Signature of Stockholder

                              Please date this proxy and sign
                              your name exactly as it appears
                              hereon.  Where there is more than
                              one owner, each should sign.  When
                              signing as an attorney,
                              administrator, executor, guardian
                              or trustee, please add your title
                              as such.  If executed by a
                              corporation, the proxy should be
                              signed by a duly authorized
                              officer.